UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 17, 2004

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Item 7.

Financial Statements and Exhibits

Exhibits

99.1 Press Release issued by the Registrant on May 17, 2004

Item 12. Results of Operations and Financial Condition

On May 17, 2004 the Registrant issued a press release with results for the first quarter ended March 31, 2004. The press release is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer

Date: May 17, 2004

Unity Wireless

Technology & Innovation to Power a Wireless World!

FOR IMMEDIATE RELEASE

Unity Wireless Reports Results for First Quarter 2004

May 17, 2004 - BURNABY, BC – Unity Wireless Corporation (OTCBB: UTYW; Germany: WKN#924385), a provider of integrated wireless subsystems and power amplifiers, announced summary financial results for its first quarter ended March 31, 2004.  All amounts are in US dollars.

Net sales for the period ended March 31, 2004 were $760,382, up 119%, or $413,515, from $346,867 for the same period in 2003.  Cost of goods sold for the 2004 period increased 36%, or $138,439, to $519,748, from $381,319 in the 2003 period.  Loss for the 2004 period increased 57%, or $241,548, to $662,902, or $0.01 per share, from $421,354, or $0.01 per share, in the 2003 period.  Loss for the periods include a stock-based compensation expense (recovery) of $294,023 in 2004 versus $(66,083) in 2003.

Current assets increased 94%, or $715,330, to $1,472,836 at March 31, 2004, from $757,506 at December 31, 2003, reflecting increases of $407,248 in accounts receivable and $359,804 in inventory. Current liabilities increased 26% to $1,430,009 at March 31, 2004 from $1,132,985 at December 31, 2003, reflecting increases of $173,441 in accounts payable and $139,871 in short-term borrowings.

After the end of the first quarter, the Company received gross proceeds of $833,871 from the exercise of outstanding warrants.

Dallas Pretty, CFO of Unity Wireless commented, “Although we shipped more than $1 million in product during the first quarter, we did not recognize revenues of $248,640 representing finished goods shipped but still in-transit at the end of the quarter.  In the second quarter we have already shipped more than $1 million in product against previously announced orders of $2.1 million and continue to ship production quantities to customers in North America and Asia.”

The Company’s Form 10Q-SB for the first quarter ended March 31, 2004 contains additional financial information, and can be accessed at the Company’s website or through the Securities and Exchange Commission’s website at www.sec.gov.

About Unity Wireless www.unitywireless.com

Unity Wireless is a leading provider of integrated wireless subsystems and Power Amplifier technology.  The Company’s single-carrier and multi-carrier power amplifier products deliver world-class efficiency and performance with field-proven quality and reliability in thousands of base stations and repeaters around the world.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements.  Any statement containing words such as “believes,” “anticipates,” “plans,” “expects,” and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations.  Forward-looking statements are based on the company's current expectations and are subject to market and competitive factors and the other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.  Actual results can differ materially.  The company makes no commitment to disclose any revisions to forward-looking statements.

For More Information Contact:

James E. Carruthers, Unity Wireless, (604) 267-2716   jamesc@unitywireless.com

Mike Mulshine, Osprey Partners, (732) 292-0982   osprey57@optonline.net